TRI-LATERAL VENTURE CORPORATION
Suite 604, 750 West Pender Street
Vancouver, British Columbia V6C 2T7

Telephone: 604.669.2615 Fax: 604.689.9773

P R O X Y

This proxy is solicited by the management of TRI-LATERAL VENTURE CORPORATION (the "Company"). The undersigned hereby appoints Gregory C. Burnett, President of the Company, or failing him, Kevin R. Hanson, Director of the Company, or instead of either of the foregoing, (insert name) __________________________________, as nominee of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Annual and Extraordinary General Meeting to be held at the Boardroom of Lang Michener, Barristers & Solicitors, Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, on July 7, 2003, at 10:00 a.m., local time, and at any adjournments thereof, and directs the nominee to vote or abstain from voting the shares of the undersigned in the manner indicated below:

  Fixing the Number of Directors

  Vote For        Against        the resolution fixing the size of the board of directors at three.

  Election of Directors

  The nominees proposed by management of the Company are:

  To elect GREGORY C. BURNETT as a Director
  Vote For       Withhold Vote

  To elect ALAN G. CRAWFORD as a Director
  Vote For        Withhold Vote

  To elect KEVIN R. HANSON as a Director
  Vote For        Withhold Vote       .

  Auditor

  Vote For        Withhold Vote        on the resolution to appoint Morgan & Company, Chartered Accountants, as auditor of the Company.

  Vote For        Against        the resolution to authorize the board of directors to fix the remuneration of the auditor.

  Share Split

  Vote For        Against        the resolution to share split the issued and unissued common shares of the Company on a basis of up to three (3) common shares for each one (1) common share, as more particularly described in the Information Circular prepared for the Meeting.

  Name Change

  Vote For        Against        the resolution to change the name of the Company to Tri-Lateral Enterprises Corp. or such other name as the Directors may approve, as more particularly described in the Information Circular prepared for the Meeting.

  Stock Option Plan

Vote For        Against        the resolution to approve a 2003 Stock Option Plan, as more particularly described in the Information Circular prepared for the Meeting.

THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

DATED:  _______________________________________________________, 2003.

Signature of Shareholder

(Please print name here)

A proxy will not be valid unless the completed, signed and dated form of proxy is delivered to the office of CIBC Mellon Trust Company, by fax to 416.368.2502 or by mail or by hand to Proxy Department, 200 Queens Quay E, Unit 6, Toronto, Ontario M5A 4K9, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the proxy is to be used.

Any one of the joint holders of a Share may sign a form of proxy in respect of the Share but, if more than one of them is present at the meeting or represented by proxyholder, the one of them whose name appears first in the register of members in respect of the Share, or that one's proxyholder, will alone be entitled to vote in respect thereof. Where the form of proxy is signed by a company, either its corporate seal must be affixed to the form of proxy or the form of proxy should be signed by the company under the hand of an officer or attorney duly authorized in writing, which authorization must accompany the form of proxy.

A shareholder has the right to appoint a person, other than either of the nominees designated in this form of proxy, who need not be a shareholder, to attend and act for and on behalf of the shareholder at the Meeting and may do so by inserting the name of that other person in the blank space provided for that purpose in this form of proxy or by completing another suitable form of proxy.

The Shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot, and where a choice with respect to a matter to be acted on is specified the Shares will be voted on a ballot in accordance with that specification. This proxy confers discretionary authority with respect to matters identified or referred to in the accompanying Notice for the Meeting for which no instruction is given, and with respect to other matters that may properly come before the Meeting other than voting for a nominee for Director who is not specified in the proxy. In respect of a matter so identified or referred to for which no instruction is given, the nominees named in this proxy will vote shares represented thereby FOR the approval of such matter.